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                                                                     EXHIBIT 4.2

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                            FIRST WAVE MARINE, INC.
                                   as Issuer


                             SUBSIDIARY GUARANTORS
                                  named herein

                                      and

                                 BANK ONE, N.A.
                                   as Trustee



                                 --------------


                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of February 3, 1998


                                 --------------


                    Supplementing and Amending the Indenture
                          dated as of February 2, 1998


                     $90,000,000 11% Senior Notes due 2008



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         This FIRST SUPPLEMENTAL INDENTURE, dated as of February 3, 1998, is by and among FIRST WAVE MARINE, INC., a Delaware corporation (the "Company"), NEWPARK SHIPBUILDING AND REPAIR, INC., a Texas corporation ("Newpark Shipbuilding"), EAE SERVICES, INC., a Texas corporation ("EAE Services"), EAE INDUSTRIES, INC., a Texas corporation ("EAE Industries"), NEWPARK MARINE FABRICATORS, INC., a Texas corporation ("Newpark Marine"), LOUISIANA SHIP,
INC., a Texas corporation ("Louisiana Ship" and, together with Newpark Shipbuilding, EAE Services, EAE Industries and Newpark Marine, the "Initial Subsidiary Guarantors"), JOHN BLUDWORTH MARINE, INC., a Texas corporation ("Bludworth Marine"), BLUDWORTH SHIPYARD AND FABRICATION, INC., a Texas corporation ("Bludworth Shipyard"), and BANK ONE, N.A., as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company, the Initial Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of February 2, 1998 (the "Original Indenture," this Original Indenture as supplemented and amended by this First Supplemental Indenture is referred to herein as the "Indenture"), pursuant to which the 11% Senior Notes due 2008 (the "Notes") were issued; and

         WHEREAS, the Company, EAE Services, John L. Bludworth, III, Bludworth Marine and Bludworth Shipyard have entered into a Stock Purchase Agreement, dated as of October 15, 1997, pursuant to which EAE Services purchased all of the issued and outstanding capital stock of Bludworth Marine; and

         WHEREAS, Bludworth Shipyard is a wholly-owned subsidiary of Bludworth Marine; and

         WHEREAS, Bludworth Marine and Bludworth Shipyard are now Restricted Subsidiaries of the Company; and

         WHEREAS, Section 10.8 of the Original Indenture provides that the Company shall cause any Person that becomes a Restricted Subsidiary after the Closing Date to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under Article 10 of the Indenture and shall guarantee the Notes pursuant to the terms thereof; and

         WHEREAS, capitalized terms used herein and not otherwise defined are used as defined in the Original Indenture.



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         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Initial Subsidiary Guarantors, Bludworth Marine and Bludworth Shipyard agree as follows for the benefit of each other, the Trustee and the equal and ratable benefit of the Holders of the Notes, and hereby amend and supplement the Indenture as follows:

         SECTION 1. ADDITION OF SUBSIDIARY GUARANTORS. In accordance with
Section 10.8 of the Indenture, each of Bludworth Marine and Bludworth Shipyard hereby agree to become Subsidiary Guarantors under Article 10 of the Indenture and hereby guarantee the Notes pursuant to the terms thereof.

         SECTION 2. MODIFICATION OF INDENTURE. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be modified to reflect the addition of Bludworth Marine and Bludworth Shipyard as Subsidiary Guarantors under the Indenture, and this First Supplemental Indenture shall form a part of the Indenture for all purposes.

         SECTION 3. RATIFICATION. Except to the extent amended by or inconsistent with this First Supplemental Indenture, the Company, the Initial Subsidiary Guarantors, Bludworth Marine, Bludworth Shipyard and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

         SECTION 4.  MISCELLANEOUS.

                  A. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  B. Meaning of Terms. Any capitalized terms used in this First Supplemental Indenture and not defined herein that are defined in the Original Indenture shall have the meanings specified in the Original Indenture, unless the contest shall otherwise require.

                  C. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.

                                    FIRST WAVE MARINE, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    NEWPARK SHIPBUILDING AND
                                    REPAIR, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    EAE SERVICES, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    EAE INDUSTRIES, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    NEWPARK MARINE FABRICATORS,
                                    INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President

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                                    LOUISIANA SHIP, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    JOHN BLUDWORTH MARINE, INC.


                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    BLUDWORTH SHIPYARD AND
                                    FABRICATION, INC.



                                    By: /s/ DAVID B. AMMONS
                                       ------------------------
                                       David B. Ammons
                                       Executive Vice President


                                    BANK ONE, N.A.,
                                    as Trustee


                                    By:    /s/ JON BEACHAM
                                       ------------------------
                                    Name:  Jon Beacham
                                         ----------------------
                                    Title: Authorized Signer
                                          ---------------------


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